INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of Hoenig Group Inc. on Form S-8 of our report dated March 18, 1997, appearing in the Annual Report on Form 10-K of Hoenig Group Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



Deloitte & Touche LLP


New York, New York
December 26, 1997